UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of earliest event reported: December 18, 2008

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 18, 2008, ATP Oil & Gas (UK) Limited (“ATP UK”), a wholly owned subsidiary of ATP Oil & Gas Corporation, closed the sale to EDF Production UK Limited (“EDF”) of 80% of its working interests in certain United Kingdom producing oil and gas properties, leasehold acreage and gathering infrastructure for total cash consideration of £258.2 million, net of brokers fees, and the assumption by the buyer of liabilities associated with future abandonment of wells and platforms. On December 24, 2008, ATP Oil & Gas Corporation filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Initial Report”) in connection with such sale that included the required historical and pro forma financial information, which information is incorporated herein by reference. This Current Report on Form 8-K/A amends the Initial Report by providing updated pro forma financial information for the year ended December 31, 2008 as required by Item 9.01(b) of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(b)	Pro forma financial information

The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2008 that gives effect to the disposition described above begins on page F-1 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATP Oil & Gas Corporation

Date: May 29, 2009	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

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ATP OIL & GAS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

The following unaudited pro forma condensed consolidated income statement is presented to give effect to the sale on December 18, 2008 of 80% of ATP UK’s working interests in certain producing oil and gas properties, leasehold acreage and gathering infrastructures, all of which are located in the UK sector of the North Sea at the Tors and Wenlock fields (the “Disposition”).

The historical income statement information for the year ended December 31, 2008 is derived from our audited financial statements and includes the operations of the properties included in the Disposition through the Closing Date. The unaudited pro forma condensed consolidated income statement should be read together with our consolidated income statement and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The unaudited pro forma condensed consolidated income statement presents our operations as if the Disposition had occurred on January 1, 2008. No unaudited pro forma condensed consolidated balance sheet as of December 31, 2008 is presented as the Disposition closed prior to December 31, 2008, and is excluded from the historical consolidated balance sheet in our Annual Report on Form 10-K for the year ended December 31, 2008.

Pursuant to Securities and Exchange Commission rules for pro forma financial statements, no pro forma adjustments were made with respect to the following:

•	reductions in general and administrative expense to reflect any cost savings in such costs associated with the reduction in our technical and administrative staff resulting from the Disposition; and

•	increases in assumed interest income associated with the investment of the proceeds received from the Disposition.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. The financial results may have been different if the Disposition had occurred as of the dates indicated above. This financial information does not purport to indicate the future results that we will experience.

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ATP OIL & GAS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

(In thousands, except per share data)

	Year Ended December 31, 2008
	Historical Consolidated	Less UK Properties Disposition (a)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil and gas production	$584,823	$(78,493)	$—		$506,330
Other revenues	33,206	—	—		33,206

	618,029	(78,493)	—		539,536

Costs, operating expenses and other:
Lease operating	91,196	(14,499)	—		76,697
Exploration	48	—	—		48
General and administrative	41,653	—	—		41,653
Depreciation, depletion and amortization	246,434	—	(71,511	) (b)	174,923
Impairment of oil and gas properties	125,059	—	—		125,059
Accretion of asset retirement obligation	15,566	—	(2,161	) (c)	13,405
Loss on abandonment	13,289	—	—		13,289
Gain on disposition of properties	(119,233)	119,073	—		(160)
Other, net	(99)	—	—		(99)

	413,913	104,574	(73,672)		444,815

Income from operations	204,116	(183,067)	73,672		94,721

Other income (expense):
Interest income	3,476	—	—		3,476
Interest expense, net	(100,729)	—	—		(100,729)
Derivatives income	89,035	—	—		89,035
Loss on extinguishment of debt	(24,220)	—	—		(24,220)

	(32,438)	—	—		(32,438)

Income before income taxes	171,678	(183,067)	73,672		62,283

Income tax (expense) benefit:
Current	(1,969)	—	—		(1,969)
Deferred	(48,004)	—	54,698	(d)	6,694

	(49,973)	—	54,698		4,725

Net income	$121,705	$(183,067)	$128,370		$67,008

Net income per share:

Basic	$3.43				$1.89

Diluted	$3.39				$1.87

Weighted average shares outstanding:
Basic	35,457				35,457
Diluted	35,868				35,868

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

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ATP OIL & GAS CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Assumptions:

(a)	Represents adjustments to remove historical revenues and operating expenses associated with the properties included in the Disposition.

(b)	Represents adjustment to reflect the pro forma impact of the Disposition on depreciation, depletion and amortization.

(c)	Represents adjustment to reflect the pro forma impact of the Disposition on accretion of asset retirement obligation.

(d)	Represents adjustment to income tax expense on the historical revenues and operating expenses associated with the properties included in the Disposition calculated using the 50% statutory U.K. income tax rate.

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